UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2011

FLORIDA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01	Entry into a Material Definitive Agreement

As reported in a Current Report on Form 8-K dated April 6, 2009 (the “Previous 8-K”), on February 3, 2009, with the material obligations effective April 6, 2009, Florida Gaming Centers, Inc., a wholly owned subsidiary of Florida Gaming Corporation (collectively, the “Registrant”), entered into a Settlement Agreement (the “Settlement Agreement”) with Miami-Dade County, Florida (the “County”), whereby the Registrant agreed to purchase from the County a total of 10.982 acres of undeveloped real property (the “Undeveloped Property”) for an aggregate purchase price of $16,742,145.

The Undeveloped Property consists of surface parking directly east of the Registrant’s Miami Jai-Alai fronton.  The Undeveloped Property is currently separated by a street, 37th Avenue from the main parcel.  As set forth in the Settlement Agreement, if the Board of the Miami-Dade County Commissioners (the “County Board”) voted to approve resolutions (the “Street Closing Resolutions”) to close the segment of 37th Avenue separating the Undeveloped Property from the main property, the purchase price for the Undeveloped Property was $16,742,145; if the County Board did not approve the Street Closing Resolutions, the purchase price was subject to a decrease.

On July 7, 2011, the County Board approved the Street Closing Resolutions to close 37th Avenue; on July 17, 2011, the 10-day period in which the Mayor of Miami-Dade County could veto the legislation expired, so the price adjustment contingency was eliminated.

The Settlement Agreement

The Settlement Agreement was an outgrowth of a judicial proceeding in which the County attempted to seize a portion of Registrant’s property under the County’s power of eminent domain.  Under the Settlement Agreement, the Registrant agreed to relinquish the land subject to the eminent domain action in consideration for the right to purchase the Undeveloped Property.  As described below, this purchase was effected through a two-step process with an initial closing on 2.283 acres of the Undeveloped Property (the “Initial Closing”) and a subsequent closing on the remaining 8.67 acres (the “Final Closing”).

Initial Closing

As reported in the Previous 8-K, on April 6, 2009, the Registrant and the County consummated the Initial Closing.  The Registrant purchased 2.283 acres of the Undeveloped Property for a price of $3,348,429.  The purchase of the initial 2.283 acres was effected through a down payment by the Registrant to the County of 10% of the purchase price of the 2.283 acres, or $334,843, and an accompanying promissory note in the original principal amount of $3,013,586 for a term of 15 years, bearing interest at a rate of 7.25% per annum (the “Initial Note”) which was secured by the Undeveloped Property pursuant to a Mortgage and Security Agreement (the “Initial Mortgage”) between the Registrant and the County.

Although the Settlement Agreement provides that documentation for the purchase of the 8.67 acres at the Final Closing was to be placed in escrow at the Initial Closing, the parties proceeded with the purchase of the 2.283 acres without such documentation in escrow.

The Final Closing

On June 16, 2011, the Registrant and the County consummated the Final Closing on the remaining 8.67 acres of the Undeveloped Property.  At the Final Closing, the Registrant made a down payment of $1,339,371, representing 10% of the purchase price of the remaining 8.67 acres, and the County issued a new promissory note for $12,054,344 (the “Final Note”) representing the remaining amount owed by the Registrant on the 8.67 acres of Undeveloped Property which were the subject of the Final Closing.  The Final Note contains substantially the same terms as the Initial Note and is secured by a Mortgage and Security Agreement by the Registrant, and City National Bank of Florida (the “Bank”), as trustee under its land trust #5003471, and the County dated June 16, 2011 (the “Final Mortgage”).

The Settlement Agreement required the Street Closure Resolutions to be presented to the County Board as a condition to the Final Closing, the rejection of which resolutions had the potential of decreasing the purchase price of the Undeveloped Property.  In accordance with the Settlement Agreement, the Street Closure Resolutions were presented to the County Board before the Final Closing, and the County Board approved the Street Closure Resolutions on July 7, 2011  Because the County Board adopted the Street Closure Resolutions and there was no mayoral veto by July 17, 2011, there will be no adjustment to the purchase price, as described in the Previous 8-K.

Additional Provisions

Following the County Board’s vote to close 37th Avenue, the Registrant is required to pay up to $1,000,000 for remediation of 36th Avenue, $570,000 which will be paid for design and engineering of the 36th Avenue remediation, as a condition precedent to the closure of 37th Avenue.   If within 36 months of this vote the County determines a need to expand 36th Avenue, then the Registrant will be required to dedicate a 20-foot wide by 812-foot long strip of the Undeveloped Property to accommodate an 80 foot right-of-way (the “Expansion Easement”) which may, at the County’s sole discretion, be constructed in the future.  The Registrant would also be required to pay for such street expansion to the extent of $4,700,000 through incremental draw-downs as described in the Settlement Agreement.  On June 16, 2011, the Registrant granted a right-of-way deed representing the Expansion Easement which will be held in escrow until such time as the County Board votes to expand 36th Avenue.

2.01	Completion of Acquisition of Assets

The information provided in Item 1.01 of this Form 8-K with regard to the Undeveloped Property is incorporated by reference in this Item 2.01.

2.03	Creation of a Direct Financial Obligation of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

The Final Note

The Final Note is a non-recourse promissory note. All obligations due under the Final Note may be accelerated (i) upon a failure by the Registrant to pay, when due and payable and taking into account any grace periods, any payment of principal or interest, or (ii) upon an event of default by the Registrant.  In such event, all obligations under the Final Note will become immediately due and payable and bear interest until paid at the default rate of interest of 18% per annum.  Late payments on the Final Note, if not paid within ten days of coming due, are subject to a 5% late charge. Advance payments on the Final Note may be made by the Registrant without penalty.

The Final Mortgage

The Final Note is secured by the Undeveloped Property pursuant to the Final Mortgage.  In addition to requiring that the Registrant make its Final Note payments, the Final Mortgage requires the Registrant to pay all taxes, levies, encumbrances and other assessments against the Undeveloped Property, and all insurance premiums for the Undeveloped Property, to the County in monthly installments.  The Final Mortgage requires the Registrant to maintain broad form public liability insurance, an all risks form of casualty insurance insuring improvements on the Undeveloped Property at their full replacement cost and, if the Undeveloped Property is designated as being in a flood zone, flood insurance on the Undeveloped Property. The Registrant may not obtain any other mortgage on the Undeveloped Property without the prior written consent of the County.  If a lien is placed on the Undeveloped Property, unless the Registrant has the lien removed within 30 days, the County may declare a default and accelerate and demand immediate payment on the Final Note.

Item 8.01 Other Events

The information provided in Item 1.01 of this Form 8-K with regard to the Undeveloped Property is incorporated by reference in this Item 8.01.

As disclosed in Registrant’s Current Report on Form 8-K dated April 25, 2011, on that date, Registrant entered into a credit agreement with a syndicate of unaffiliated third party lenders (the “Lenders”) and ABC Funding, LLC (“ABC”), as Administrative Agent for the Lenders, which provided for an $87,000,000 senior secured term loan (the “Term Loan”) to the Registrant that will mature on April 25, 2016.  Borrowings under the Term Loan are secured by a first priority security interest in all tangible and intangible assets of the Registrant and each guarantor under the Term Loan, including a Mortgage, Absolute Assignment of Rents, Security Agreement and Fixture Filing (the “Jai-Alai Mortgage”) in certain real property owned by Registrant on April 25, 2011 (the “Jai-Alai Property.” The Jai-Alai Property is adjacent to the Undeveloped Property.

On June 16, 2011, with the consent of the County and in accordance with the Term Loan, Registrant, the Bank and ABC, on behalf of the Lenders, entered into a Mortgage Spreader Agreement whereby the Lenders amended the Jai-Alai Mortgage to include the Undeveloped Property.  With regard to the Undeveloped Property, the Jai-Alai Mortgage is junior in priority to the Final Mortgage.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

10.1
Settlement Agreement as to Parcel No. 155 and Parcel No. 155TCE, dated February 3, 2009, by and between the Registrant and the County (incorporated by reference to Exhibit 10.1 to Registrant’s Current Report on Form 8-K dated April 6, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: July 21, 2011	By:	/s/ W. Bennett Collett, Jr.
W. Bennett Collett, Jr.
President and Chief Executive Officer